UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33015 (Commission File Number)	20-2759725 (IRS Employer Identification No.)
21700 Atlantic Blvd.
Dulles, Virginia 20166
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 480-7500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-4.1
EX-5.1
EX-5.2

Item 1.01 Entry into a Material Definitive Agreement.
     Notes Closing. On October 8, 2010, GeoEye, Inc. (the “Company”) completed its $125.0 million registered offering, consisting of $125.0 million in aggregate principal amount of 8.625% Senior Secured Notes due 2016 (the “Notes”), at the issue price of 100% of their principal amount. The net proceeds from the offering were approximately $121 million after deducting underwriting discounts and offering expenses. The Notes were issued by the Company and guaranteed by each of the Company’s domestic subsidiaries. Additional information about the terms of the Notes is set forth under Item 2.03 of this Current Report on Form 8-K, and the information included in Item 2.03 is incorporated by reference into this Item 1.01.
     Underwriting Agreement. On October 1, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several Underwriters listed in Schedule 1 thereto, pursuant to which the Company agreed to sell the Notes. The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169706).
     The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, and contribute payments which the Underwriters may be required to make in respect of any such liabilities.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.
     Indenture. The Notes were issued pursuant to an indenture, dated as of October 8, 2010 (the “Indenture”) by and among the Company, the subsidiary guarantors named therein, Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral trustee. The terms of the Notes are described further below under Item 2.03, and the Indenture, together with the form of Note, are being filed as exhibits to this Current Report on Form 8-K. The description of the Indenture and the Notes contained herein is a summary and is qualified in its entirety by reference to the Indenture and Form of Note attached and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Notes were issued pursuant to the Indenture and bear interest at a rate of 8.625% per year and will mature on October 1, 2016. Interest will be paid on the Notes semi-annually on April 1 and October 1, commencing April 1, 2011, to the persons in whose names the Notes are registered at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date.
     The Notes are general senior secured obligations of the Company and are guaranteed on a senior basis by each of the Company’s domestic subsidiaries. The Notes and the guarantees are secured by second-priority liens on substantially all of the Company’s and the guarantors’ assets (subject to certain permitted liens and exceptions). The Notes and the guarantees rank equal in right of payment to all of the Company’s and each guarantor’s unsubordinated obligations and are effectively senior to all of the Company’s and each guarantor’s unsecured and unsubordinated obligations, to the extent of the value of the collateral securing the Notes and the guarantees. The Notes and the guarantees are effectively junior to all of the Company’s and each guarantor’s obligations with respect to the Company’s existing 9.625% Senior Secured Notes due 2015 (the “2015 Notes”) and any future indebtedness secured by first-

priority liens on the collateral securing the Notes and the guarantees, to the extent of the value of the collateral securing the 2015 Notes and any such future indebtedness. The 2015 Notes and the guarantees rank senior in right of payment to the Company’s and each guarantor’s subordinated debt; and are structurally subordinate to all indebtedness, claims of holders of preferred stock and other liabilities (including trade payables) of any of the Company’s future subsidiaries, if any, that do not become guarantors.
The terms of the Notes include covenants that restrict the Company’s ability to, among other things:
•	incur or guarantee additional indebtedness;
•	pay dividends and make distributions in certain circumstances;
•	make certain investments;
•	repurchase or redeem stock or junior indebtedness;
•	create liens;
•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;
•	enter into transactions with affiliates;
•	merge or consolidate or transfer all or substantially all of our assets; and
•	transfer or sell assets.
     At any time on or prior to October 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more equity offerings at a redemption price equal to 108.625% of the principal amount plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding and such redemption occurs within 120 days of the date of the closing of any such equity offering.
     At any time on or after October 1, 2013, the Company may redeem the Notes, in whole or in part, at a price equal to 104.313% of the principal amount of the notes plus accrued and unpaid interest. At any time on or after October 1, 2014, the Company may redeem the Notes, in whole or in part, at a price equal to 102.156% of the principal amount of the notes plus accrued and unpaid interest. The Company may also redeem the Notes before their maturity, in whole or in part, at any time on or after October 1, 2015, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest as described in the Indenture.
     Upon a change of control, the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. Additionally, if the Company sells certain assets or certain casualty events occur and the Company does not apply the proceeds from such sale or event in a certain manner or certain other events have not occurred, the Company must use the excess proceeds to offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest, if any.
     The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Company or certain of its subsidiaries and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of covenants within the periods prescribed under the Indenture; (iii) a default in the Company’s performance of or breach of certain covenants, warranties or other agreements in the Indenture, the Notes, the guarantees or certain security documents; (iv) an event of default on any indebtedness of the Company or certain of its subsidiaries of

$50.0 million or more in the aggregate that is caused by a failure to make a payment when due; (v) failure to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance) against the Company and such judgment or judgments have not been stayed; and (vi) an indenture guarantee or security document is held to be unenforceable or invalid or ceases for any reason to be in full force and effect or a subsidiary guarantor denies its liability under its guarantee.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward- looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “may,” “will,” “intends,” “estimates,” “expects,” “should,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
Exhibit 1.1	Underwriting Agreement, dated October 1, 2010, by and among J.P. Morgan Securities LLC, as Representative of the several Underwriters listed in Schedule 1 thereto, GeoEye, Inc. and its subsidiaries party thereto.

Exhibit 4.1	Indenture, dated as of October 8, 2010, by and among GeoEye, Inc., the Subsidiary Guarantors named therein, Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral trustee, relating to the 8.625% Senior Secured Notes due 2016.

Exhibit 4.2	Form of 8.625% Senior Secured Note due 2016 (incorporated by reference to Exhibit A of Exhibit 4.1 hereof).

Exhibit 5.1	Opinion of Latham & Watkins LLP (filed herewith)

Exhibit 5.2	Opinion of Stinson Morrison Heckler LLP (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2010	GEOEYE, INC.
	By:	/s/ Joseph F. Greeves
Executive Vice President and Chief Financial Officer